Exhibit 99.1

Press release dated August 5, 2004

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(800) 880-6262 Extension 305
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, August 5, 2004 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $754,000, or $.18 basic and diluted income per share, for the three months ended June 30, 2004, a decrease of 22.6%, compared to $974,000, or $.24 basic and diluted income per share, for the three months ended June 30, 2003.  Net income for the six months ended June 30, 2004 was $1,582,000, or $.39 basic and $.38 diluted income per share, a decrease of 19.5%, compared to $1,965,000, or $.48 basic and diluted income per share, for the six months ended June 30, 2003.

Net interest income for the three months ended June 30, 2004 increased approximately $499,000, or 11.4%, compared to the net interest income for the three months ended June 30, 2003 primarily due to a decrease in average rates paid on interest bearing liabilities thus increasing net interest margin.  This increase was offset by a decrease in other income of approximately $805,000, or 21.3%, compared to the three months ended June 30, 2003.  Contributing to this decrease in other income was a reduction in mortgage banking activity and a decrease in insurance commissions.

Net interest income for the six months ended June 30, 2004 increased approximately $486,000, or 5.4%, compared to net interest income for the six months ended June 30, 2003.  This was offset by a decrease in other income of approximately $1,049,000, or 14.6%, compared to the six months ended June 30, 2003.  Contributing to the decrease was a decrease in gain on sales of mortgage loans of approximately $702,000.

Loans receivable increased approximately $16,358,000 to $364,453,000 at June 30, 2004 compared to $348,095,000 at December 31, 2003.  This increase was primarily due to an increase in the commercial loan portfolio of approximately $16,503,000. This increase is consistent with our strategic goal to continue emphasizing growth in small to mid-sized business lending in our market areas.

“Our continued focus on small to mid-sized business lending in our market areas resulted in a 5% increase in the loan portfolio since December 31, 2003.  We will continue to focus on increasing the loan portfolio to assist in interest income growth.  We believe the addition of two branch locations in Colorado, one in the first quarter 2004 and another in the second quarter 2004, will assist us in generating loan growth” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc.  “We are excited about the opportunities ahead in the Colorado Springs metropolitan area to grow and better serve customers.  Consistent with our planned growth strategies, however, we are expecting operating expenses to increase as the two new Colorado de novo branches develop. “

Non-performing loans decreased $1,951,000, or 26.9%, to $5,309,000, or 1.46% of total loans at June 30, 2004, compared to $7,260,000, or 2.09% of total loans at December 31, 2003.  The decrease in non-performing loans was primarily due to receipt of principal in the second quarter 2004 on a large loan that was classified as non-performing at December 31, 2003.

Team Financial, Inc. is a financial services company with approximately $647,000,000 in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to acquisition strategies, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the Company’s control.

Team Financial, Inc. And Subsidiaries
Unaudited Consolidated Statements of Financial Condition
(Dollars In Thousands)

	June 30, 2004	December 31, 2003
Assets
Cash and due from banks	$13,956	$14,135
Interest bearing bank deposits	3,800	4,667
Cash and cash equivalents	17,756	18,802

Investment securities:
Available for sale, at fair value (amortized cost of $207,688 and $218,377 at June 30, 2004 and December 31, 2003, respectively)	206,181	221,252
Total investment securities	206,181	221,252

Loans receivable, net of unearned fees	364,453	348,095
Allowance for loan losses	(4,753)	(4,506)
Net loans receivable	359,700	343,589

Accrued interest receivable	3,746	4,002
Premises and equipment, net	16,028	14,132
Assets acquired through foreclosure	844	1,117
Goodwill	15,463	14,538
Intangible assets, net of accumulated amortization	5,389	5,830
Bank owned life insurance policies	18,121	17,756
Other assets	4,139	8,778

Total assets	$647,367	$649,796

Liabilities and Stockholders’ Equity
Deposits:
Checking deposits	$165,342	$165,448
Savings deposits	32,854	32,715
Money market deposits	52,534	47,804
Certificates of deposit	196,665	200,192
Total deposits	447,395	446,159
Federal funds purchased and securities sold under agreements to repurchase	11,742	7,180
Federal Home Loan Bank advances	111,972	111,234
Notes payable and other borrowings	3,446	3,232
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	6,872	13,582

Total liabilities	597,432	597,392

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,461,553 and 4,449,638 shares issued; 4,061,470 and 4,099,555 shares outstanding at June 30, 2004 and December 31, 2003, respectively	27,551	27,448
Capital surplus	292	292
Retained earnings	26,909	25,979
Treasury stock, 400,083 and 350,083 shares of common stock at cost at June 30, 2004, and December 31, 2003, respectively	(3,824)	(3,212)
Accumulated other comprehensive income (loss)	(993)	1,897

Total stockholders’ equity	49,935	52,404

Total liabilities and stockholders’ equity	$647,367	$649,796

Team Financial, Inc. And Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars In Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Interest Income:
Interest and fees on loans	$5,831	$5,802	$11,422	$11,767
Taxable investment securities	1,819	1,715	3,721	3,669
Nontaxable investment securities	303	265	601	512
Other	19	45	56	105

Total interest income	7,972	7,827	15,800	16,053

Interest Expense:
Deposits
Checking deposits	127	143	253	316
Savings deposits	53	63	109	133
Money market deposits	115	151	236	320
Certificates of deposit	1,104	1,402	2,264	2,870
Federal funds purchased and securities sold under agreements to repurchase	22	11	34	22
FHLB advances payable	1,247	1,245	2,485	2,485
Notes payable and other borrowings	41	49	130	104
Subordinated debentures	389	388	777	777

Total interest expense	3,098	3,452	6,288	7,027

Net interest income before provision for loan losses	4,874	4,375	9,512	9,026

Provision for loan losses	310	142	560	487

Net interest income after provision for loan losses	4,564	4,233	8,952	8,539

Non-Interest Income:
Service charges	1,012	896	1,842	1,701
Trust fees	161	145	312	274
Insurance agency commissions	912	1,174	2,112	2,310
Gain on sales of mortgage loans	377	771	720	1,422
Gain (loss) on sales of investment securities	(35)	149	(29)	150
Bank owned life insurance income	210	224	425	453
Other	345	428	760	881

Total non-interest income	2,982	3,787	6,142	7,191

Non-Interest Expenses:
Salaries and employee benefits	3,385	3,539	6,887	6,983
Occupancy and equipment	760	672	1,500	1,389
Data processing	640	531	1,252	1,031
Professional fees	382	304	669	615
Marketing	132	107	221	198
Supplies	91	102	191	210
Intangible asset amortization	263	347	513	676
Disposal of branch assets	—	258	—	258
Other	974	941	1,922	1,818

Total non-interest expenses	6,627	6,801	13,155	13,178

Income before income taxes	919	1,219	1,939	2,552

Income taxes	165	245	357	587

Net income	$754	$974	$1,582	$1,965

Shares applicable to basic income per share	4,079,382	4,094,305	4,091,454	4,100,025

Basic income per share	$0.18	$0.24	$0.39	$0.48

Shares applicable to diluted income per share	4,124,028	4,121,775	4,138,600	4,127,620

Diluted income per share	$0.18	$0.24	$0.38	$0.48

Team Financial, Inc. And Subsidiaries
Unaudited Selected Ratios and Other Data

	As of and For the Three Months Ended June 30		As of and For the Six Months Ended June 30
Selected Data	2004	2003	2004	2003

Performance Ratios

Return on average assets	0.47%	0.60%	0.49%	0.61%

Return on average equity	5.87%	7.42%	6.11%	7.57%

Average equity to average assets	7.94%	8.13%	8.03%	8.06%

Net interest margin on average earning assets during the period (tax equivalent)	3.53%	3.13%	3.46%	3.29%

Efficiency ratio	84.36%	83.33%	84.04%	81.26%

Book value per share	$12.29	$12.90

Tangible book value per share	$7.30	$7.99

Asset Quality Ratios

Non-performing loans as a percent of total loans	1.46%	2.27%

Non-performing assets as a percent of total assets	0.95%	1.41%

Allowance for loan losses as a percent of total loans	1.30%	1.35%

Allowance for loan losses as a percent of non-performing loans	89.53%	59.68%